NEWS	NOBLE CORPORATION 13135 South Dairy Ashford, Suite 800 Sugar Land, TX 77478 Phone: 281-276-6100 Fax: 281-491-2092

Noble Corporation Reports Record Earnings of $5.33 Per Share for 2006
On Revenues of $ 2.1 Billion
     SUGAR LAND, Texas, January 25 — Noble Corporation (NYSE: NE) today reported net income for the fourth quarter of 2006 of $199.7 million, or $ 1.47 per diluted share, on operating revenues of $ 558.8 million, compared to net income of $ 101.3 million, or $ 0.73 per diluted share, on operating revenues of $ 360.6 million for the fourth quarter of 2005. Net income for the 12 months ended December 31, 2006 was $ 731.9 million, or $ 5.33 per diluted share, on operating revenues of $ 2.1 billion. This compares to net income of $ 296.7 million, or $2.16 per diluted share, on operating revenues of $ 1.4 billion for the 12 months ended December 31, 2005, a 147 percent increase in net income and a 52 percent increase in operating revenues.
     “Entering 2006, we identified three key factors expected to impact our performance for the year — retention of employees, cost control and execution of our shipyard projects,” said Mark A. Jackson, President and Chief Executive Officer of Noble Corporation. “In each of these areas, Noble delivered. At the same time, we set our best ever safety record, with more hours worked than at any time in the Company’s history. We continue to see the benefits of the strategic moves we began several years ago when we decided to take our jackup units out of the U.S. Gulf of Mexico market.”
     At December 31, 2006, the Company’s consolidated balance sheet reflected $ 3.2 billion in shareholders’ equity, $ 61.7 million in cash and cash equivalents and $ 694.1 million in total debt. Net cash provided by operating activities for the 12-month period ended December 31, 2006 was $ 1.0 billion as compared to $ 529.0 million in the same period of 2005. Debt as a percentage of total capitalization was 18 percent at December 31, 2006, down from 29 percent at December 31, 2005. During the fourth quarter of 2006, the Company repurchased 1.5 million shares at an average price of $ 75.81 per share, for a total cost of $ 113.7 million. This raised the Company’s full year 2006 repurchases to 3.8 million shares at an average price of $ 70.27, for a total cost of $ 267.0 million.

Fourth Quarter Operations Review
     Net income for the fourth quarter of 2006 increased 97 percent compared to the fourth quarter of 2005, due principally to higher dayrates and a strong focus on cost control. Total operating days were down 270 days from the third quarter of 2006, primarily attributable to a higher number of unpaid shipyard days quarter over quarter. More than half of full year 2006 unpaid shipyard days were incurred during the fourth quarter.
     The Company currently operates five deepwater semisubmersibles in the Gulf of Mexico. The NC-5SM mooring system upgrade was completed in October on the semisubmersible Noble Jim Thompson, which returned to work for Shell in the U.S. Gulf of Mexico. Two additional semisubmersible units are scheduled to undergo the mooring system upgrade this year. The fourth quarter average dayrate on the Company’s deepwater units in this market remained strong at $ 281,654.
     Contract drilling services revenues from international sources accounted for approximately 77 percent and 83 percent of the Company’s total contract drilling services revenues for the fourth quarter of 2006 and 2005, respectively. The average dayrate for the Company’s international jackups was $ 90,121 in the fourth quarter of 2006 as compared to $ 59,178 in the fourth quarter of 2005. Utilization on these units decreased moderately to 93 percent in the fourth quarter of 2006 compared to 99 percent in the fourth quarter of 2005.

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     During the fourth quarter of 2006, Noble finalized contract renewals for six of the Company’s 10 jackups in Mexico at dayrates ranging from $ 171,000 to $ 186,000.
     “Looking ahead to 2007, I believe we will face many of the same challenges we faced in 2006,” said Jackson. “While the recent downward movement in oil prices adds an element of caution to the discussion, I believe the market for premium assets will remain strong. No one will be immune to cost pressure in terms of labor and materials across the year, but Noble is actively managing these costs through our retention and project management programs. Overall, I am optimistic about the year, particularly as it relates to the outlook for our key markets.”
Conference Call
     Noble will hold a conference call today at 1:00 p.m. Central time to provide shareholders and other interested parties an overview of the Company’s fourth quarter and full year 2006 performance. Those interested in hearing the conference call may listen via telephone by dialing 800-737-8127, or internationally 212-231-6042, and using pass code 21324107. Alternatively, interested parties may listen to the call over the Internet through the Investor section of the Company’s Web site, using the “Web cast” link. A replay of the call will be available by telephone and on the Company’s Web site until 5:00 p.m. Central time on January 31, 2007. The telephone number to access the replay is 800-633-8284, or internationally 402-977-9140, and the pass code is 21324107. The conference call may include non-GAAP financial measures. Noble will post a reconciliation of those measures to the most directly comparable GAAP measures in the Investor section of the Company’s Web site under the heading “Reg. G Reconciliation.”
     This news release may contain “forward-looking statements” about the business, financial performance and prospects of the Company. Statements about the Company’s or management’s plans, intentions, expectations, beliefs, estimates, predictions, or similar expressions for the future are forward-looking statements. No assurance can be given that the outcomes of these forward-looking statements will be realized, and actual results could differ materially from those expressed as a result of various factors. A discussion of these factors, including risks and uncertainties, is set forth from time to time in the Company’s filings with the U.S. Securities and Exchange Commission.

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     Noble Corporation is a leading provider of diversified services for the oil and gas industry. Contract drilling services are performed with the Company’s fleet of 63 mobile offshore drilling units located in key markets worldwide. The fleet consists of 13 semisubmersibles, three dynamically positioned drillships, 44 jackups and three submersibles. The fleet count includes three F&G JU-2000E enhanced premium newbuild jackups under construction, with scheduled delivery of the first unit in the third quarter of 2007, the second unit in the first quarter of 2008 and the third unit in the first quarter of 2009. As previously announced, these units have been contracted. Approximately 84 percent of the fleet is currently deployed in international markets, principally including the Middle East, Mexico, the North Sea, Brazil, West Africa and India. The Company provides technologically advanced drilling-related products and services designed to create value for our customers. The Company also provides labor contract drilling services, well site and project management services, and engineering services. The Company’s ordinary shares are traded on the New York Stock Exchange under the symbol “NE”.
     Additional information on Noble Corporation is available via the worldwide web at http://www.noblecorp.com.
NC-399
01/25/07
For additional information, contact:
Lee M. Ahlstrom, Vice President —
Investor Relations and Planning,
Noble Drilling Services Inc. 281-276-6440
John S. Breed,
Director of Corporate Communications,
Noble Drilling Services Inc. 281-276-6729

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NOBLE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005
OPERATING REVENUES
Contract drilling services	$517,344	$315,031	$1,924,640	$1,209,447
Reimbursables	23,842	25,097	92,354	86,332
Labor contract drilling services	17,575	16,256	73,548	69,203
Engineering, consulting and other	63	4,215	9,697	17,155

	558,824	360,599	2,100,239	1,382,137

OPERATING COSTS AND EXPENSES
Contract drilling services	190,654	153,252	725,707	599,207
Reimbursables	20,516	21,567	79,646	76,238
Labor contract drilling services	14,299	14,066	61,910	58,698
Engineering, consulting and other	2,844	5,717	16,653	22,069
Depreciation and amortization	65,859	64,570	253,325	241,752
Selling, general and administrative	13,457	13,037	46,272	40,278
Hurricane losses and (recoveries), net	(6,300)	(40,224)	(10,704)	(29,759)

	301,329	231,985	1,172,809	1,008,483

OPERATING INCOME	257,495	128,614	927,430	373,654

OTHER INCOME (EXPENSE)
Interest expense, net of amount capitalized	(1,033)	(3,506)	(16,167)	(19,786)
Other, net	3,752	2,538	10,024	10,224

INCOME BEFORE INCOME TAXES	260,214	127,646	921,287	364,092
INCOME TAX PROVISION	(60,512)	(26,313)	(189,421)	(67,396)

NET INCOME	$199,702	$101,333	$731,866	$296,696

NET INCOME PER SHARE:
Basic	$1.48	$0.74	$5.38	$2.18
Diluted	$1.47	$0.73	$5.33	$2.16

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	134,502	136,972	135,917	136,253
Diluted	135,785	138,202	137,378	137,561

NOBLE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)
(Unaudited)

	December 31,	December 31,
	2006	2005
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$61,710	$121,845
Investments in marketable securities	—	44,457
Accounts receivable	408,241	276,688
Insurance receivables	54,191	51,565
Inventories	4,461	3,940
Prepaid expenses	20,491	10,064
Other current assets	20,886	13,896

Total current assets	569,980	522,455

PROPERTY AND EQUIPMENT
Drilling equipment and facilities	5,215,477	4,178,097
Other	71,870	66,698

	5,287,347	4,244,795
Accumulated depreciation	(1,428,954)	(1,245,776)

	3,858,393	2,999,019

INVESTMENTS IN MARKETABLE SECURITIES	—	673,639
OTHER ASSETS	173,841	151,254

	$4,602,214	$4,346,367

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$9,629	$8,972
Accounts payable	196,111	93,914
Accrued payroll and related costs	117,564	78,558
Taxes payable	52,793	45,245
Interest payable	9,683	9,640
Other current liabilities	39,152	23,006

Total current liabilities	424,932	259,335

LONG-TERM DEBT	684,469	1,129,325
DEFERRED INCOME TAXES	236,187	227,589
OTHER LIABILITIES	35,347	6,290

	1,380,935	1,622,539

COMMITMENTS AND CONTINGENCIES

MINORITY INTEREST	(7,348)	(7,906)

SHAREHOLDERS’ EQUITY
Ordinary shares-par value $0.10 per share; 400,000 shares authorized; 134,592 shares issued and outstanding in 2006; 137,009 shares issued and outstanding in 2005	13,459	13,701
Capital in excess of par value	789,354	1,024,470
Retained earnings	2,446,056	1,736,015
Restricted stock (unearned compensation)	—	(17,099)
Accumulated other comprehensive income (loss)	(20,242)	(25,353)

	3,228,627	2,731,734

	$4,602,214	$4,346,367

NOBLE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Year Ended December 31,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$731,866	$296,696
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	253,325	241,752
Deferred income tax provision	15,095	36,207
Equity in income of joint venture	—	(3,194)
Distributions received from joint venture	—	2,194
Share-based compensation expense	21,549	7,377
Hurricane losses and recoveries, net	(6,300)	(29,759)
Other	6,302	3,282
Other changes in current assets and liabilities, net of acquired working capital:
Accounts receivable	(131,014)	(68,094)
Other current assets	(13,688)	18,968
Accounts payable	84,846	(2,395)
Other current liabilities	50,037	25,976

Net cash provided by operating activities	1,012,018	529,010

CASH FLOWS FROM INVESTING ACTIVITIES
New construction	(670,951)	(212,050)
Other capital expenditures	(382,093)	(221,806)
Major maintenance expenditures	(69,017)	(79,663)
Proceeds from sales of property and equipment	3,788	1,129
Proceeds from Smedvig disposition	691,261	—
Purchase of the remaining 50% equity interest in the Panon, net of cash acquired	—	(31,576)
Investment in Smedvig	—	(691,100)
Investments in marketable securities	—	(24,973)
Proceeds from sales and maturities of marketable securities	46,002	112,628

Net cash used for investing activities	(381,010)	(1,147,411)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings on bank credit facilities	—	700,000
Payments on bank credit facilities	(135,000)	(65,000)
Payments of other long-term debt	(610,338)	(8,517)
Net proceeds from employee stock transactions	30,351	76,037
Proceeds from issuance of senior notes, net of debt issuance costs	295,801	—
Dividends paid	(21,825)	(13,655)
Repurchases of ordinary shares	(250,132)	(7,409)

Net cash used for financing activities	(691,143)	681,456

NET INCREASE IN CASH AND CASH EQUIVALENTS	(60,135)	63,055

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	121,845	58,790

CASH AND CASH EQUIVALENTS, END OF PERIOD	$61,710	$121,845

NOBLE CORPORATION AND SUBSIDIARIES
FINANCIAL AND OPERATIONAL INFORMATION BY SEGMENT
(In thousands, except utilization amounts, operating days and average dayrates)
(Unaudited)

	Three Months Ended December 31,										Three Months Ended September 30,
	2006					2005					2006
	International	Domestic				International	Domestic				International	Domestic
	Contract	Contract	Engineering			Contract	Contract	Engineering			Contract	Contract	Engineering
	Drilling	Drilling	& Consulting	Other	Total	Drilling	Drilling	& Consulting	Other	Total	Drilling	Drilling	& Consulting	Other	Total
OPERATING REVENUES
Contract drilling services	$395,758	$121,586	$—	$—	$517,344	$260,038	$54,993	$—	$—	$315,031	$372,818	$140,507	$—	$—	$513,325
Reimbursables	14,774	2,021	30	7,017	23,842	11,940	9,036	180	3,941	25,097	16,820	2,703	31	5,246	24,800
Labor contract drilling services	—	—	—	17,575	17,575	—	—	—	16,256	16,256	—	—	—	20,775	20,775
Engineering, consulting and other (1)	(1,292)	124	1,231	—	63	470	808	2,937	—	4,215	1,119	162	1,805	—	3,086

	$409,240	$123,731	$1,261	$24,592	$558,824	$272,448	$64,837	$3,117	$20,197	$360,599	$390,757	$143,372	$1,836	$26,021	$561,986

OPERATING COSTS AND EXPENSES
Contract drilling services	$159,404	$31,250	$—	$—	$190,654	$122,545	$30,707	$—	$—	$153,252	$152,968	$33,559	$—	$—	$186,527
Reimbursables	12,291	1,764	31	6,430	20,516	8,478	8,877	321	3,891	21,567	13,778	2,537	32	5,187	21,534
Labor contract drilling services	—	—	—	14,299	14,299	—	—	—	14,066	14,066	—	—	—	17,027	17,027
Engineering, consulting and other	(181)	2	3,029	(6)	2,844	582	430	4,705	—	5,717	(145)	37	3,165	205	3,262
Depreciation and amortization	51,279	13,810	16	754	65,859	50,581	13,086	84	819	64,570	52,823	12,052	15	670	65,560
Selling, general and administrative	10,238	2,482	398	339	13,457	9,228	3,235	234	340	13,037	7,590	3,556	396	333	11,875
Hurricane losses and (recoveries), net	—	(6,300)	—	—	(6,300)	—	(40,224)	—	—	(40,224)	—	—	—	—	—

	$233,031	$43,008	$3,474	$21,816	$301,329	$191,414	$16,111	$5,344	$19,116	$231,985	$227,014	$51,741	$3,608	$23,422	$305,785

OPERATING INCOME	$176,209	$80,723	$(2,213)	$2,776	$257,495	$81,034	$48,726	$(2,227)	$1,081	$128,614	$163,743	$91,631	$(1,772)	$2,599	$256,201

OPERATING STATISTICS
Jackups:
Average Rig Utilization	93%	N/A			93%	99%	100%			99%	97%	N/A			97%
Operating Days	3,523	N/A			3,523	3,535	184			3,719	3,652	N/A			3,652
Average Dayrate	$90,121	N/A			$90,121	$59,178	$75,976			$60,013	$79,485	N/A			$79,485

Semisubmersibles — (6,000 feet or greater):
Average Rig Utilization	100%	100%			100%	100%	100%			100%	100%	100%			100%
Operating Days	184	368			552	184	368			552	184	368			552
Average Dayrate	$164,081	$281,654			$242,468	$79,434	$51,146			$60,585	$166,951	$290,976			$249,634

Semisubmersibles — (less than 6,000 feet):
Average Rig Utilization	77%	27%			60%	100%	85%			90%	83%	90%			85%
Operating Days	141	25			166	92	157			249	153	83			236
Average Dayrate	$141,996	$111,777			$138,141	$111,177	$97,957			$102,940	$163,221	$155,307			$160,438

Drillships:
Average Rig Utilization	100%	N/A			100%	100%	N/A			100%	100%	N/A			100%
Operating Days	276	N/A			276	276	N/A			276	276	N/A			276
Average Dayrate	$101,491	N/A			$101,491	$94,220	N/A			$94,220	$97,242	N/A			$97,242

Submersibles:
Average Rig Utilization	N/A	74%			74%	N/A	62%			62%	N/A	100%			100%
Operating Days	N/A	205			205	N/A	170			170	N/A	276			276
Average Dayrate	N/A	$73,607			$73,607	N/A	$39,828			$39,828	N/A	$74,529			$74,529

Total:
Average Rig Utilization (2)	93%	81%			92%	99%	87%			96%	97%	99%			97%
Operating Days	4,124	598			4,722	4,087	879			4,966	4,265	727			4,992
Average Dayrate	$95,957	$203,293			$109,558	$63,626	$62,563			$63,437	$87,413	$193,270			$102,821

(1)	Includes a reclass of $1.5 million between international other revenues and international contract drilling revenues.

(2)	Unpaid shipyard days totaled 430 during the three months ended December 31, 2006, which lowers rig utilization for the quarter.